Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	 Emerging Markets Fund (Series 1)
	Asia Fund (Series 2)
	Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)
	Global Great Consumer Fund (Series 7)
	Global Dynamic Bond Fund (Series 8)



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended April 30, 2014 :

			            Distributions    Distribution
Class A:			     	 (000's)         per share


Emerging Markets Fund        		-		-
Asia Fund				-          	 -
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		10	     $0.186609

Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          		-
Emerging Markets
   Great Consumer Fund		-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		6	    $0.116771

Class I:

Emerging Markets Fund       		13	    $0.009142
Asia Fund				-   	       	-
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		251	     $0.211268



 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2014:

 	 			NAV	  Shares Outstanding
   					                 (000's)

Class A:

Emerging Markets Fund       	9.52          	134
Asia Fund			11.38         	156
Emerging Markets
   Great Consumer Fund		11.76		3,316
Asia Great Consumer Fund	11.30 		169
Global Great Consumer Fund	14.04		71
Global Dynamic Bond Fund	10.18		54

Class C:

Emeriging Markets Fund       	9.26      	91
Asia Fund	     		11.08       	53
Emerging Markets
   Great Consumer Fund		11.44 		1,146
Asia Great Consumer Fund	10.99		139
Global Great Consumer Fund	13.81		58
Global Dynamic Bond Fund	10.15		56


Class I:

Emerging Markets Fund       	9.60         	1,483
Asia Fund	     		11.50        	910
Emerging Markets
   Great Consumer Fund		11.85		4,948
Asia Great Consumer Fund	11.38		1,587
Global Great Consumer Fund	14.09		923
Global Dynamic Bond Fund	10.18		1,173